EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Earle M. Jorgensen Company (“EMJ”) for the period ended December 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William S. Johnson, as Vice President, Chief Financial Officer, and Secretary of EMJ, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of EMJ.

Date: February 10, 2006

/S/ WILLIAM S. JOHNSON
William S. Johnson Vice President, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to EMJ and will be retained by EMJ and furnished to the Securities and Exchange Commission or its staff upon request.